UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 6, 2005

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-19179	56-1837282
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1000 PROGRESS PLACE NE
P.O. BOX 227
CONCORD, NORTH CAROLINA	28026-0227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(704) 722-2500

Not Applicable
(Former name or former address, if changed since last report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. Other Events

On June 7, 2005, CT Communications, Inc. (the “Company”) announced that its subsidiaries, Wireless One of North Carolina, L.L.C., Wavetel NC License Corporation, Wavetel, L.L.C. and Wavetel TN, L.L.C. (the “Affiliate Companies”) had entered into a Purchase Agreement with Fixed Wireless Holdings, LLC (“Fixed Wireless”), dated as of June 6, 2005 (the “Purchase Agreement”), pursuant to which Fixed Wireless has agreed to purchase all of the Affiliate Companies’ Broadband Radio Services spectrum licenses and Educational Broadband Services (“EBS”) spectrum lease rights for aggregate consideration of up to $16 million in cash. The closing of the purchase is subject to the consent of the EBS spectrum licensors, regulatory approvals, and other customary closing conditions. The press release dated June 7, 2005, announcing the proposed purchase is provided as an exhibit to this report.

This Current Report on Form 8-K and the Exhibit attached hereto contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in such Exhibits and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

ITEM 9.01. Financial Statements and Exhibits

(c)      Exhibits.

          99.1      Press Release dated June 7, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC. (Registrant)

Date: June 7, 2005	By:	/s/ Ronald A. Marino

Ronald A. Marino Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated June 7, 2005.